Exhibit 10.2

ASSIGNMENT AND ASSUMPTION OF

PURCHASE AND SALE AGREEMENT

For good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned Inland Real Estate Acquisitions, Inc., an Illinois corporation (“Assignor”) hereby assigns to IRESI Frederick Market Square, L.L.C., a Delaware limited liability company (“Assignee”) all of Assignor’s right, title and interest to purchase that property known as Haven at Market Square Apartments, located at 300 Cormorant Place, Frederick, Maryland (the “Property”) pursuant to that certain Purchase and Sale Agreement between Assignor, as purchaser, and The Haven at Market Square, LLC, as seller, dated as of July 20, 2015, as amended (the “Purchase Agreement”).

By execution hereof by Assignee, Assignee for itself and its successors and assigns hereby accepts the assignment and assumes all of the obligations of Assignor under the Purchase Agreement with respect to the Property.

This Assignment and Assumption of Purchase Agreement is effective as of the 30th day of September, 2015.

ASSIGNOR:	Inland Real Estate Acquisitions, Inc., an Illinois corporation

	By:	/s/ G. Joseph Cosenza
	Name:	G. Joseph Cosenza
	Its:	President

ASSIGNEE:	IRESI Frederick Market Square, L.L.C., a Delaware limited liability company

	By:	Inland Residential Operating Partnership, L.P., Sole Member

	By:	Inland Residential Properties Trust, Inc., a Maryland corporation, General Partner

	By:	/s/ David Z. Lichterman
	Name:	David Z. Lichterman
	Its:	Vice President, Treasurer & CAO